                                                                   EXHIBIT 10.14

                SENIOR EXECUTIVE TERMINATION BENEFITS AGREEMENT
                -----------------------------------------------


     AGREEMENT, dated as of the 2nd day of September, 1997, between BANYAN SYSTEMS INCORPORATED, a Massachusetts corporation ("Banyan" or "the Company"), and RICHARD SPAULDING, VICE PRESIDENT AND CHIEF FINANCIAL OFFICER (the "Executive").

                                    RECITALS
                                    --------


     A. Banyan considers it essential and in the best interests of the Company and its stockholders to provide protection to its executive management in the event of a merger/acquisition or termination. Banyan also considers it essential and in the best interests of the Company and its stockholders that its management be encouraged to remain with the Company and to continue to devote full attention to its business in the event that an effort is made to obtain control of Banyan through tender offer or otherwise. In this connection, the Company recognizes that the possibility of a change in control and the uncertainty and questions which it may raise among management may result in the departure or distraction of management personnel to the detriment of Banyan and its stockholders. Accordingly, Banyan's board of directors (the "Board") has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of members of the Company's management to their assigned duties without distraction in the face of the potentially disturbing circumstances arising from the possibility of a change in control of the Company.

     B. The Executive is a key executive of Banyan, and the Company believes that the Executive has made valuable contributions to the business.

     C. In the event that the Company receives any proposal from a third person concerning a possible business combination with, or acquisition of equity securities of the Company, the Board believes it imperative that Banyan and the Board be able to rely upon the Executive to continue in his position and that the Company be able to receive and rely upon his advice, if so requested, in the best interests of Banyan and its stockholders without concern that he might be distracted by the personal uncertainties and risks created by such a proposal.

     NOW THEREFORE, to assure the Company that it will have the continued undivided attention and services of the Executive and the availability of his advice and counsel notwithstanding the possibility, threat or occurrence of a bid to take over control of Banyan, and to induce the Executive to remain in the employ of the Company, and for other good and valuable consideration, Banyan and the Executive agree as follows:

1.  SERVICES DURING CERTAIN EVENTS
    ------------------------------

     In the event that a third person begins a tender or exchange offer, circulates a proxy to stockholders, or takes other steps seeking to effect a Change in Control (as hereafter defined), the Executive agrees that he will not voluntarily leave the employ of the Company, and will render the services contemplated in the recitals to this Agreement, until the third person has abandoned or terminated its efforts to effect a Change in Control or until after such a Change in Control has been effected. In the event the Executive does leave voluntarily either before or after a Change in Control, the benefit provisions set forth in Section 3 will not be applicable.

2.  CIRCUMSTANCES TRIGGERING RECEIPT OF SEVERANCE BENEFITS
    ------------------------------------------------------

     Banyan shall provide the Executive with the benefits set forth in Sections 3 and 5 upon any termination of the Executive's employment by Banyan within one year following a Change in Control or termination of employment for any reason except the following:


CONFIDENTIAL                    PAGE 1 OF 5

     (I)   Termination by reason of the Executive's death;

     (II) Termination by reason of the Executive's disability. For the purposes hereof, "disability" shall be defined as the Executive's inability by reason of illness or other physical or mental disability to perform the duties required by his employment for any consecutive period of 180 calendar days, provided that notice of any termination by Banyan because of the Executive's disability shall have been given to the Executive prior to the full resumption by him of the performance of such duties;

     (III)  Termination for cause.

     (IV)   Voluntary termination by the Executive.


3.  TERMINATION BENEFITS
    --------------------

     Subject to the provisions set forth in Section 2, the following benefits (subject to any applicable taxes required to be withheld) shall be paid monthly, or in the case of fringe benefits shall continue to be provided monthly, to the
Executive:


  (A) PROTECTION IN THE EVENT OF TERMINATION OR MATERIAL REDUCTION IN
      ---------------------------------------------------------------
      RESPONSIBILITIES
      ----------------

  TERMINATION BY BANYAN

If your employment is terminated by Banyan for any reason (including Change in Control), except For Cause, Banyan will provide you the following payments and benefits:


 .    Banyan will pay you on a biweekly basis the difference between any outside earnings and your Banyan base salary for six months from the effective date of your termination. Such payments shall be made at the Executive's then current base, bi-weekly gross salary rate, less applicable deductions for medical, dental, prescription and life insurance contributions and/or withholdings for taxes or similar governmental payments or charges.

 .    Banyan will provide six months of continued medical, dental, and life insurance for you and your family from the effective date of your termination, subject to the payment of any applicable employee contributions.


  MATERIAL REDUCTION IN RESPONSIBILITIES

You may, within 60 days from the occurrence of any change in control or "Material Reduction of Responsibilities" (defined below) and upon 60 days prior written notice to Banyan, voluntarily terminate your employment with Banyan and receive the following payments and benefits:


 .    Banyan will pay you on a biweekly basis the difference between any outside earnings and your Banyan base salary for six months from the effective date of your termination.

 .    Banyan will provide six months of continued medical, dental, and life insurance for you and your family from the effective date of your termination, subject to the payment of any applicable employee contributions.


CONFIDENTIAL                    PAGE 2 OF 5

4. CONTRACT TERM
   -------------

   This contract is valid for the duration of your employment with the Company subject to a 60-day notice period for termination of employment by either party via written notification.


FOR PURPOSES OF THIS LETTER, THE FOLLOWING TERMS SHALL HAVE THE FOLLOWING RESPECTIVE MEANINGS:

1. Termination of employment for cause ("For Cause") shall mean termination by reasons of (a) any act or omission involving dishonesty, gross negligence or serious misconduct, or (b) your conviction of, or the entry of a pleading of guilty or nolo contendere by you to, any crime involving sexual harassment or any felony. Termination of Employment For Cause will be presented in writing, accompanied by a written statement of reasons. Disagreements will be resolved by a process of binding arbitration.

2. A material reduction in responsibilities ("Material Reduction in Responsibilities") shall be deemed to occur if: (I) your responsibilities are reduced, for reasons other than For Cause, from managing Finance or you are no longer an Officer of the Company; or,
          (ii) Banyan removes you from the position of Vice President and Chief Financial Officer for reasons other than For Cause; or, (iii) Banyan reduces your base salary and Executive Bonus, for reasons other than For Cause; or, (iv) you are no longer a direct report of the President and CEO of Banyan.

3. A change in control ("Change in Control") of the Company shall be deemed to occur if and only if (a) any person or entity (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned directly or indirectly by the stockholders of the Company is substantially the same proportion as their ownership of stock of the Company) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities and Exchange of 1934, as amended), directly or indirectly, of securities of the company representing more than 50% of the combined voting power of the Company's then outstanding voting securities (b) a merger of consolidation of the Company following which the voting securities of the Company outstanding immediately prior thereto do not continue to represent more than 50% of the combined voting power of the voting securities of the Company or the entity outstanding immediately after such merger of consolidation, or
          (c) a sale of all or substantially all of the assets of the Company.

5. STOCK OPTIONS
   -------------

   In the event of a Change in Control, 50% of your unvested incentive and non-qualified stock options in a given vesting schedule will become fully vested and immediately available for exercise in accordance with the applicable terms and conditions of Banyan's 1992 Stock Incentive Plan.

6. CONTINUING OBLIGATIONS
   ----------------------

   In order to induce Banyan to enter into this Agreement, the Executive hereby ratifies and confirms his Employee Patent and Confidential Information Agreement with Banyan. Without limiting the generality of the foregoing, the Executive agrees that all documents, records, techniques, business secrets and other information which have come into his possession from time to time during his employment hereunder shall be deemed to be confidential and proprietary to Banyan and he shall retain in confidence any confidential information known to him concerning Banyan and its subsidiaries and their respective businesses and such information shall not be disclosed.


CONFIDENTIAL                   PAGE 3 OF 5

7. NOTICES
   -------

   For the purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:


  IF TO THE EXECUTIVE:    Mr. Richard Spaulding
                          66 Solon Street
                          Newton, MA  02161

  IF TO BANYAN:
                         Anthony J. Bellantuoni, Vice President, Human Resources Banyan Systems Incorporated
                         120 Flanders Road, P. O. Box 5013
                         Westboro, MA 01581-5013

or to such other address as either party may have furnished to the other in accordance herewith, except that notices of change of address shall be effective only upon receipt.

8. GOVERNING LAW
   -------------

   This Agreement is entered into and shall be construed under the laws of the Commonwealth of Massachusetts. In the event any provision of this Agreement is determined to be illegal or unenforceable by a duly authorized court of competent jurisdiction, then the remainder of this Agreement shall not be affected thereby, it being the intention of the parties that each provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.


9. ARBITRATION
   -----------

   Any controversy or claim arising out of or relating to this Agreement or the breach thereof shall be settled by arbitration to be conducted in Boston, Massachusetts, in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

10. MISCELLANEOUS
    -------------

   No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and on behalf of Banyan. No waiver by either party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of the same or any other provisions or conditions at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.

11. SEPARABILITY
    ------------

    The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, all of which shall remain in full force and effect.

CONFIDENTIAL                  PAGE 4 OF 5

12. NON-ASSIGNABILITY
    -----------------

    This agreement is personal in nature and neither of the parties hereto shall, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder. Without limiting the foregoing, the Executive's right to receive payments hereunder shall not be assignable or transferable, whether by pledge, creation of a security interest or otherwise, other than a transfer by his will or by the laws of descent or distribution, and in the event of any attempted assignment or transfer contrary to this Section Banyan shall have no liability to pay any amount so attempted to be assigned or transferred.

13. CONFIDENTIALITY
    ---------------

    The Executive agrees that the existence and the terms of this Agreement are confidential and shall not be disclosed to any person, except that the Executive may disclose this Agreement to his immediate family or professional tax, financial and/or legal advisors.

14. PRIOR AGREEMENTS SUPERCEDED
    ---------------------------

    This agreement supercedes any prior written or oral agreements or understandings between the parties related to the subject matter hereof, including your agreement dated as of the 15th day of January, 1997, and any such agreements or understanding shall be void and of no further effect. This Agreement specifically supercedes any prior written or oral agreements or understandings of a similar nature which may have existed between the Executive and Banyan, and such agreements or understandings shall be void and of no further effect.

    IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the day and year first above set forth.

                                             BANYAN SYSTEMS INCORPORATED



                                             BY:  /s/ William P. Ferry
                                                -----------------------------
                                                William P. Ferry
                                                President and Chief
                                                  Executive Officer



                                             BY:  /s/ Richard M. Spaulding
                                                -----------------------------
                                                Richard Spaulding
                                                Vice President and Chief
                                                  Financial Officer


CONFIDENTIAL                   PAGE 5 OF 5